Exhibit 99.4

CISCO SYSTEMS, INC.
STOCK OPTION ASSUMPTION AGREEMENT
Dear [Field: Full Name]:
As you know, on January 29, 2016 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Acano (UK) Limited, (“Acano”) (the “Acquisition”), pursuant to the Share Purchase Agreement by and among Cisco, Cisco Systems Holdings UK Limited, Acano, the shareholders of the Company and the Stockholders’ Agent dated as of November 20, 2015 (the “Acquisition Agreement”). On the Closing Date, you held one or more outstanding options to purchase shares of Acano common stock granted to you under the Acano (UK) Limited, Amended and Restated 2012 Share Option Scheme (the “Plan”). Pursuant to the Acquisition Agreement, on the Closing Date, Cisco assumed all obligations of Acano under your outstanding option (or options).  This Stock Option Assumption Agreement (the "Agreement") evidences the terms of Cisco's assumption of an option (or options) to purchase shares of Acano common stock granted to you under the Plan (the "Acano Option(s)"), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Acano (the "Option Agreement(s)"), including the necessary adjustments for assumption of the Acano Option(s) that are required by the Acquisition.
The table below summarizes your Acano Option(s) immediately before and after the Acquisition:
Grant Details

Employee ID	[Field: Employee ID]
Grant Date	[Field: Grant Date]
Type of Option	[Field: Grant Type]
Grant Number	[Field: Grant Number]
Cisco Number of Option Shares	[Field: Shares Granted]
Cisco Exercise Price Per Share	[Field: Option Price]
Original Number of Option Shares	[Field: Acquisition Shares]
Original Exercise Price Per Share	[Field: Acquisition Exercise Price]
Vesting Commencement Date	[Field: Vest Start Date]
Expiration Date	[Field: Expiration Date]
The post-Acquisition adjustments are based on the Option Exchange Ratio of 2.0403185050 as determined in accordance with the terms of the Acquisition Agreement, and are intended to: (i) assure that the total spread of your assumed Acano Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Acano Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares of Acano common stock remaining subject to your Acano Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Acano Option(s) was determined by dividing the exercise price per share of your Acano Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.
Unless the context otherwise requires, any references in the Plan or the Option Agreement(s) to: (i) the "Company" or the "Corporation" means Cisco, (ii) "Stock," "Common Stock," or "Shares" means shares of Cisco common stock, (iii) the "Board of Directors" or the "Board" means the Board of Directors of Cisco and (iv) the "Committee" means the Compensation and Management Development Committee of the Board of Directors of Cisco. As used in this Agreement, "Employer" means your actual employer.  All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Acano or a subsidiary or affiliate will now refer to your status as an employee or consultant of Cisco or any present or future Cisco subsidiary or affiliate.
The vesting commencement date, vesting schedule and expiration date of your assumed Acano Option(s) remain the same as set forth in the Option Agreement(s) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. (In this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Acano or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Acano Option(s).) Vesting of your assumed Acano Option(s) will be suspended during all leaves of absence in accordance with Cisco's policies. Unless otherwise specified by Cisco, the only permissible methods to exercise your assumed Acano Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Acano Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Acano Option(s) may be "early exercised" (i.e., an assumed Acano Option(s) may be exercised for shares of Cisco common stock only to the extent the assumed Acano Option(s) is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Acquisition Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary or affiliate, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) and/or the Plan for your assumed Acano Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Acano Option(s) will expire and NOT be exercisable for Cisco common stock. For the avoidance of doubt, for purposes of the Acano Option(s), the date of termination shall be deemed the date notice of termination is provided, whether by the Employer for any reason or by you upon resignation, and shall not be extended by any notice period mandated under contract or local law, unless Cisco in its exclusive discretion determines otherwise.
Please note that your Option Agreement(s) provide for a "fixed exercise" schedule.  A "fixed exercise" schedule means that you must exercise all of the shares subject to Acano Option(s) that vest and become exercisable during a calendar year (these are referred to as the "exercisable portion") as follows:

•	Shares vesting in Calendar Year 2016 and going forward must be exercised no later than December 31st, of such calendar year.
If you do not do so, you shall automatically forfeit such shares.  Any acceleration of vesting of your shares, other than acceleration on account of the termination of your employment, shall be disregarded for purposes of determining the year in which you must exercise your shares. Please also note that your assumed Acano Option(s) shall be treated as “nonqualified stock options” and subject to all applicable payroll tax withholding and reporting. Please refer to your Option Agreement(s) for additional information.
As an administrative matter, beginning with calendar year 2016, the exercisable portion of these assumed Acano Option(s) may only be exercised until the close of The NASDAQ Global Select Market on December 31st of each calendar year in which such shares vest, or any earlier termination date of the Option term under your Option Agreement(s), or if such date is not a trading day on The NASDAQ Global Select Market, the last trading day before such date.  Any later attempt to exercise this Option will not be honored.  For example, if December 31st falls on a Sunday, you must exercise the exercisable portion of the assumed Acano Option(s) by 1 pm Pacific Time on the immediately preceding business day, which would be Friday, December 29th.
To exercise your assumed Acano Option(s), you must utilize one of Cisco's preferred brokers, the Charles Schwab Corporation (telephone number is or Morgan Stanley Smith Barney (telephone number is .
Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and the right of Cisco, its subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason, subject to applicable law. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Acano Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Until Cisco's Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Acano Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Acano Option(s), please contact               at (     )            .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
General Counsel

ACKNOWLEDGMENT
[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Acano Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Acano Option(s), the Plan and this Stock Option Assumption Agreement.

ATTACHMENTS
Exhibit A - Form S-8 Prospectus

CISCO SYSTEMS, INC.
STOCK OPTION ASSUMPTION AGREEMENT
Dear [Field: Full Name]:
As you know, on January 29, 2016 (the "Closing Date"), Cisco Systems, Inc. ("Cisco") acquired Acano (UK) Limited, ("Acano") (the "Acquisition"), pursuant to the Share Purchase Agreement by and among Cisco, Cisco Systems Holdings UK Limited, Acano, the shareholders of the Company and the Stockholders’ Agent dated as of November 20, 2015 (the "Acquisition Agreement"). On the Closing Date, you held one or more outstanding options to purchase shares of Acano common stock granted to you under the Acano (UK) Limited, 2012 Share Option Scheme (the “Plan”). Pursuant to the Acquisition Agreement, on the Closing Date, Cisco assumed all obligations of Acano under your outstanding option (or options). This Stock Option Assumption Agreement (the "Agreement") evidences the terms of Cisco's assumption of an option (or options) to purchase shares of Acano common stock granted to you under the Plan (the "Acano Option(s)"), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Acano (collectively, the "Option Agreement(s)"), including the necessary adjustments for assumption of the Acano Option(s) that are required by the Acquisition.
The table below summarizes your Acano Option(s) immediately before and after the Acquisition:

Grant Details

Employee ID	[Field: Employee ID]
Grant Date	[Field: Grant Date]
Type of Option	[Field: Grant Type]
Grant Number	[Field: Grant Number]
Cisco Number of Option Shares	[Field: Shares Granted]
Cisco Exercise Price Per Share	[Field: Option Price]
Original Number of Option Shares	[Field: Acquisition Shares]
Original Exercise Price Per Share	[Field: Acquisition Exercise Price]
Vesting Commencement Date	[Field: Vest Start Date]
Expiration Date	[Field: Expiration Date]
The post-Acquisition adjustments are based on the Exchange Ratio of 2.0403185050, as determined in accordance with the terms of the Acquisition Agreement, and are intended to: (i) assure that the total spread of your assumed Acano Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Acano Option(s) was determined by multiplying the Exchange Ratio by the number of shares of Acano common stock remaining subject to your Acano Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Acano Option(s) was determined by dividing the exercise price per share of your Acano Option(s) by the Exchange Ratio and rounding the resulting quotient up to the next whole cent.
Unless the context otherwise requires, any references in the Plan or the Option Agreement(s) to: (i) the "Company" or the "Corporation" means Cisco, (ii) "Stock," "Common Stock," "Shares" or "Ordinary Shares" means shares of Cisco common stock, (iii) the "Board of Directors" or the "Board" means the Board of Directors of Cisco and (iv) the "Committee" means the Compensation and Management Development Committee of the Board of Directors of Cisco. As used in this Agreement, "Employer" means your actual employer. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Acano or a subsidiary or affiliate will now refer to your status as an employee or consultant of Cisco or any present or future Cisco subsidiary or affiliate.
The vesting commencement date, vesting schedule and expiration date of your assumed Acano Option(s) remain the same as set forth in the Option Agreement(s) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. (In this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter (whether from Cisco, Acano or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Acano Option(s).) Vesting of your assumed Acano Option(s) will be suspended during all leaves of absence in accordance with Cisco's policies. Unless otherwise specified by Cisco, the only permissible methods to exercise your assumed Acano Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Acano Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Acano Option(s) may be "early exercised" (i.e., an assumed Acano Option(s) may be exercised for shares of Cisco common stock only to the extent the assumed Acano Option(s) is vested at the time of exercise pursuant to the applicable vesting schedule) and (ii) as expressly modified by this Agreement, the Acquisition Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco subsidiary or affiliate, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) and/or the Plan for your assumed Acano Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Acano Option(s) will expire and NOT be exercisable for Cisco common stock. For the avoidance of doubt, for purposes of the Acano Option(s), the date of termination shall be deemed the date notice of termination is provided, whether by the Employer for any reason or by you upon resignation, and shall not be extended by any notice period mandated under contract or local law, unless Cisco in its exclusive discretion determines otherwise.
To exercise your assumed Acano Option(s), you must utilize one of Cisco's preferred brokers, the Charles Schwab Corporation telephone number is or Morgan Stanley Smith Barney telephone number is .
Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and the right of Cisco, its subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason, subject to applicable law. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Acano Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.
Until Cisco's Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) your Cisco account will not be activated and your assumed Acano Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Acano Option(s), please contact at ( ) .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
General Counsel

ACKNOWLEDGMENT
[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Acano Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Acano Option(s), the Plan and this Stock Option Assumption Agreement.

ATTACHMENTS
Exhibit A - Form S-8 Prospectus

CISCO SYSTEMS, INC.
NON-U.S. STOCK OPTION ASSUMPTION AGREEMENT
Dear [Field: Full Name]:
As you know, on January 29, 2016 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Acano (UK) Limited, (“Acano”) (the “Acquisition”), pursuant to the Share Purchase Agreement by and among Cisco, Cisco Systems Holdings UK Limited, Acano, the shareholders of the Company and the Shareholders Representative dated as of November 20, 2015 (the “Acquisition Agreement”). On the Closing Date, you held one or more outstanding options to purchase shares of Acano common stock granted to you under the Acano (UK) Limited, 2012 Share Option Scheme (the “Plan”). Pursuant to the Acquisition Agreement, on the Closing Date, Cisco assumed all obligations of Acano under your outstanding option (or options).  This Non-U.S. Stock Option Assumption Agreement (the "Agreement") evidences the terms of Cisco's assumption of an option (or options) to purchase shares of Acano common stock granted to you under the Plan (the "Acano Option(s)"), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Acano (the "Option Agreement(s)"), including the necessary adjustments for assumption of the Acano Option(s) that are required by the Acquisition.
The table below summarizes your Acano Option(s) immediately before and after the Acquisition:

Grant Details

Employee ID	[Field: Employee ID]
Grant Date	[Field: Grant Date]
Type of Option	[Field: Grant Type]
Grant Number	[Field: Grant Number]
Cisco Number of Option Shares	[Field: Shares Granted]
Cisco Exercise Price Per Share	[Field: Option Price]
Original Number of Option Shares	[Field: Acquisition Shares]
Original Exercise Price Per Share	[Field: Acquisition Exercise Price]
Vesting Commencement Date	[Field: Vest Start Date]
Expiration Date	[Field: Expiration Date]

The post-Acquisition adjustments are based on the Exchange Ratio of 2.0403185050, as determined in accordance with the terms of the Acquisition Agreement, and are intended to: (i) assure that the total spread of your assumed Acano Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Acano Option(s) was determined by multiplying the Exchange Ratio by the number of shares of Acano common stock remaining subject to your Acano Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Acano Option(s) was determined by dividing the exercise price per share of your Acano Option(s) by the Exchange Ratio and rounding the resulting quotient up to the next whole cent.
Unless the context otherwise requires, any references in the Plan or the Option Agreement(s) to: (i) the "Company" or the "Corporation" means Cisco, (ii) "Stock," "Common Stock," "Shares" or "Ordinary Shares" means shares of Cisco common stock, (iii) the "Board of Directors" or the "Board" means the Board of Directors of Cisco and (iv) the "Committee" means the Compensation and Management Development Committee of the Board of Directors of Cisco. As used in this Agreement, "Employer" means your actual employer. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Acano or a subsidiary or affiliate will now refer to your status as an employee or consultant of Cisco or any present or future Cisco parent, subsidiary or affiliate.
The vesting commencement date, vesting schedule and expiration date of your assumed Acano Option(s) remain the same as set forth in the Option Agreement(s) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. (In this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter or any other documentation (whether from Cisco, Acano or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Acano Option(s).) Vesting of your assumed Acano Option(s) will be suspended during all leaves of absence in accordance with Cisco's policies, subject to applicable law. Unless otherwise specified by Cisco, the only permissible methods to exercise your assumed Acano Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Acano Option(s) remain the same as set forth in the Option Agreement(s) and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Acano Option(s) may be "early exercised" (i.e., an assumed Acano Option(s) may be exercised for shares of Cisco common stock only to the extent the assumed Acano Option(s) is vested at the time of exercise pursuant to the applicable vesting schedule), and (ii) as expressly modified by this Agreement (including the Country-Specific Addendum), the Acquisition Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco parent, subsidiary or affiliate, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) and/or the Plan for your assumed Acano Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Acano Option(s) will expire and NOT be exercisable for Cisco common stock. For the avoidance of doubt, for purposes of the Acano Option(s), the date of termination shall be deemed the date you cease actively providing services and shall not be extended by any notice period mandated under contract or local law, unless Cisco in its exclusive discretion determines otherwise.
To exercise your assumed Acano Option(s), you must utilize one of Cisco's preferred brokers, the Charles Schwab Corporation (telephone number is or Morgan Stanley Smith Barney (telephone number is .
Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and the right of Cisco or its parent, subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason, whether or not in breach of local labor laws. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plans under which such options are granted, and such terms may be different from the terms of your assumed Acano Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.
The following are additional terms and conditions of your assumed Acano Options:
Tax-Related Items.
Prior to exercise of the assumed Acano Option(s) (or conversion/acceleration of vesting of the assumed Acano Option(s) if the conversion/acceleration is a taxable event in your country or any other taxable event in relation to the Acano Option(s)), and only if applicable, you authorize Cisco and/or your Employer, or their respective agents, at their discretion to satisfy any obligations for Option Tax Liability, including income tax, payroll tax, social contributions, or any other tax-related withholding ("Tax-Related Items") in relation to your assumed Acano Option(s) by one or a combination of the following: (1) withholding all applicable Tax-Related Items from your wages or other cash compensation paid to you by Cisco and/or the Employer; (2) withholding from proceeds of the sale of the Shares acquired upon exercise of the Acano Option(s) either through a voluntary sale (specifically including where the Acano Option(s) is/are exercised in accordance with a cashless exercise program with a Cisco-designated broker) or through a mandatory sale arranged by Cisco (on your behalf, pursuant to this authorization); (3) withholding of Shares that would otherwise be issued upon exercise of the Acano Option(s) or (4) requiring you to satisfy the liability for Tax-Related Items by means of any other arrangement approved by Cisco. If the obligation for Tax-Related Items is satisfied by withholding of Shares, for tax purposes you are deemed to have been issued the full number of Shares subject to the exercise of the Acano Option(s), notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. To avoid financial accounting charges under applicable accounting guidance, Cisco may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or may take any other action required to avoid financial accounting charges under applicable accounting guidance. Finally, you must pay to Cisco or the Employer any amount of Tax-Related Items that Cisco or the Employer may be required to withhold or account for as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Cisco may refuse to honor the exercise, refuse to convert your assumed Acano Option(s) and/or refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Paragraph.

Regardless of any action Cisco or the Employer takes with respect to any or all Tax-Related Items, you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by Cisco or the Employer. You further acknowledge that Cisco and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Acano Option(s), including the grant, vesting, conversion into options over Cisco Shares or exercise of the Acano Option(s), any acceleration of vesting, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the conversion of Acano Option(s) into options over Cisco Shares, any acceleration of vesting or any aspect of the Acano Option(s) to reduce or eliminate your liability for Tax-Related Items or achieve a particular tax result. Further, if you become subject to taxation in more than one jurisdiction between the grant date and the date of any relevant taxable event, you acknowledge that Cisco and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Data Privacy.
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal information as described in this Agreement by and among, as applicable, the Employer, and Cisco and its parent, subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that Cisco and the Employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (or other social or national identification number), salary, nationality, job title, residency status, any Shares or directorships held in Cisco, details of all assumed Acano Option(s) or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding ("Data"), for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data may be transferred to Cisco or any of its parent, subsidiaries or affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area, and that the recipient's country (e.g., the United States) may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the assumed Acano Option(s) under the Plan or with whom Shares acquired pursuant to the exercise of the assumed Acano Option(s) or cash from the sale of Shares may be deposited. Furthermore, you acknowledge and understand that the transfer of such Data to Cisco or any of its parent, subsidiaries or affiliates, or any third parties is necessary for your participation in the Plan.
You further acknowledge that refusal or withdrawal of the consent herein may affect your ability to realize benefits from the assumed Acano Option(s) and your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
No Entitlement or Claims for Compensation.
By accepting this Agreement, you hereby acknowledge and agree as follows:
(a) Your rights, if any, in respect of or in connection with the assumed Acano Options or any other stock award are derived solely from the discretionary decision of Cisco to permit you to benefit from a discretionary award. The Plan may be amended, suspended or terminated by Cisco at any time, unless otherwise provided in the Plan and this Agreement or the Option Agreement(s). By exercising the assumed Acano Option, you expressly acknowledge that there is no obligation on the part of Cisco to continue the Plan and/or grant any additional stock awards or benefits in lieu of options or any other stock awards even if Acano Options have been granted repeatedly in the past. All decisions with respect to future option grants, if any, will be at the sole discretion of Cisco.
(b) The assumed Acano Options and the Shares subject to the assumed Acano Options are not intended to replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for Acano, the Employer or Cisco or its parent, subsidiaries or affiliates. The value of the assumed

Acano Options and the Shares subject to the Acano Options are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to Acano, the Employer or Cisco or its parent, subsidiaries or affiliates and which are outside the scope of your written employment agreement (if any).
(c) You acknowledge that you are voluntarily participating in the Plan.
(d) Neither the Plan nor the assumed Acano Options or any other stock award granted under the Plan shall be deemed to give you a right to remain an employee, consultant or director of Cisco, its parent, subsidiaries or affiliates. The Employer reserves the right to terminate your service at any time, with or without cause, and for any reason, subject to applicable laws, Cisco's Articles of Incorporation and Bylaws and a written employment agreement (if any).
(e) Your participation in the Plan will not be interpreted to form an employment contract or relationship with the Employer or Cisco or its parent, subsidiaries or affiliates.
(f) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If you exercise the assumed Acano Options and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the exercise price. You understand that neither the Employer, nor Cisco or its parent, subsidiaries or affiliates is responsible for any foreign exchange fluctuation between the Employer's local currency and the United States Dollar (or the selection by Cisco or the Employer in its sole discretion of an applicable foreign currency exchange rate) that may affect the value of the assumed Acano Options or Shares received (or the calculation of income or any taxes, social contributions, or other charges thereunder).
(g) In consideration of the conversion of the assumed Acano Options, no claim or entitlement to compensation or damages shall arise from forfeiture of the Acano Options resulting from termination of your service by Cisco or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release Cisco and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.
(h) In the event of your termination of service, your right to receive additional options or to vest in the assumed Acano Options will end as of the date you are no longer an employee actively providing services and will not be extended by any notice period mandated under contract or local law.
(i) You agree that Cisco may require the Acano Options assumed and converted hereunder to be exercised with, and the Shares held by, a broker designated by Cisco.
(j) You agree that your rights to acquire Shares or proceeds from the sale of Shares hereunder (if any) shall be subject to set-off by Cisco for any valid debts that you owe to Cisco.
(k) The Acano Options and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
(l) Cisco and the Employer are not providing any tax, legal or financial advice, nor are Cisco and the Employer making any recommendations regarding your participation in the Plan, or your acquisition or sale of Cisco Shares; you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
You hereby acknowledge and agree as follows: (a) the conversion and adjustment of your assumed Acano Option(s) and/or acceleration of vesting of your assumed Acano Option(s) to awards over Cisco Shares may have adverse tax and social insurance contribution consequences, including but not limited to any loss of tax and social insurance qualified status and the inability to obtain a tax or social insurance refund for taxes or contributions already paid on such assumed Acano Option(s), and that Acano, Cisco and your Employer do not take any responsibility or liability with respect to the loss of tax and social insurance qualified status of your assumed Acano Option(s); (b) you received information regarding the adjustment and conversion of your Acano Option(s); and (c) you acknowledge that exercise and vesting of your Acano Option(s) is contingent upon compliance with applicable local laws; in particular, if allowing you to exercise or receive assumed Acano Option(s) would not be compliant with applicable foreign securities laws, you will not be permitted to purchase or receive Shares under this Agreement.
You acknowledge that if you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will take precedence. Cisco may, in its sole discretion, decide to deliver any documents related to the assumed Acano Option(s) and this Agreement by electronic means or to request your consent to participate in the

Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by Cisco or a third party designated by Cisco.
Cisco reserves the right to impose other requirements on your participation in the Plan, on the exercise of the assumed Acano Options and on any Shares acquired under the Plan, to the extent Cisco determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the laws of the country in which you are residing or working at the time of vesting or exercise of the assumed Acano Options, while you hold Options and/or Shares, or at the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill. Such additional requirements may be outlined in but are not limited to the Country-Specific Addendum attached hereto, which forms part of the Agreement. At all times you are responsible for understanding and following Cisco's policies with respect to insider trading, as well as any insider trading restrictions imposed by local law. Notwithstanding any provision herein to the contrary, the Acano Options and any Shares shall be subject to any special terms and conditions or disclosures for your country as set forth in any attached Country-Specific Addendum, which forms part the Agreement.
Until Cisco's Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) and furthermore until the date you become an employee of Cisco or one of its subsidiaries, or alternatively, if Cisco elects to operate Acano as a separate subsidiary, your Cisco account will not be activated and your assumed Acano Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Acano Option(s), please contact at ( ) .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
General Counsel

ACKNOWLEDGMENT
[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Acano Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Acano Option(s), the Plan and this Non-U.S. Stock Option Assumption Agreement.

ATTACHMENTS
Exhibit A - Form S-8 Prospectus

CISCO SYSTEMS, INC.
NON-U.S. STOCK OPTION ASSUMPTION AGREEMENT
Dear [Field: Full Name]:
As you know, on January 29, 2016 (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Acano (UK) Limited, (“Acano”) (the “Acquisition”), pursuant to the Share Purchase Agreement by and among Cisco, Cisco Systems Holdings UK Limited, Acano, the shareholders of the Company and the Shareholders Representative dated as of November 20, 2015 (the “Acquisition Agreement”). On the Closing Date, you held one or more outstanding options to purchase shares of Acano common stock granted to you under the Acano (UK) Limited, 2016 Unapproved Employee Share Option Scheme (the “Plan”). Pursuant to the Acquisition Agreement, on the Closing Date, Cisco assumed all obligations of Acano under your outstanding option (or options).  This Non-U.S. Stock Option Assumption Agreement (the "Agreement") evidences the terms of Cisco's assumption of an option (or options) to purchase shares of Acano common stock granted to you under the Plan (the "Acano Option(s)"), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Acano (the "Option Agreement(s)"), including the necessary adjustments for assumption of the Acano Option(s) that are required by the Acquisition.
The table below summarizes your Acano Option(s) immediately before and after the Acquisition:
Grant Details

Employee ID	[Field: Employee ID]
Grant Date	[Field: Grant Date]
Type of Option	[Field: Grant Type]
Grant Number	[Field: Grant Number]
Cisco Number of Option Shares	[Field: Shares Granted]
Cisco Exercise Price Per Share	[Field: Option Price]
Original Number of Option Shares	[Field: Acquisition Shares]
Original Exercise Price Per Share	[Field: Acquisition Exercise Price]
Vesting Commencement Date	[Field: Vest Start Date]
Expiration Date	[Field: Expiration Date]

The post-Acquisition adjustments are based on the Exchange Ratio of 2.0403185050, as determined in accordance with the terms of the Acquisition Agreement, and are intended to: (i) assure that the total spread of your assumed Acano Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Acano Option(s) was determined by multiplying the Exchange Ratio by the number of shares of Acano common stock remaining subject to your Acano Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Acano Option(s) was determined by dividing the exercise price per share of your Acano Option(s) by the Exchange Ratio and rounding the resulting quotient up to the next whole cent.
Unless the context otherwise requires, any references in the Plan or the Option Agreement(s) to: (i) the "Company" or the "Corporation" means Cisco, (ii) "Stock," "Common Stock," "Shares" or "Ordinary Shares" means shares of Cisco common stock, (iii) the "Board of Directors" or the "Board" means the Board of Directors of Cisco and (iv) the "Committee" means the Compensation and Management Development Committee of the Board of Directors of Cisco. As used in this Agreement, "Employer" means your actual employer. All references in the Option Agreement(s) and the Plan relating to your status as an employee or consultant of Acano or a subsidiary or affiliate will now refer to your status as an employee or consultant of Cisco or any present or future Cisco parent, subsidiary or affiliate.
The vesting commencement date, vesting schedule and expiration date of your assumed Acano Option(s) remain the same as set forth in the Option Agreement(s) but with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. (In this respect, please note that any discussion of option terms (including vesting acceleration) in any employment offer letter or any other documentation (whether from Cisco, Acano or any other related employer) is explanatory in nature and will not result in duplication of benefits (including vesting) with respect to your assumed Acano Option(s).) Vesting of your assumed Acano Option(s) will be suspended during all leaves of absence in accordance with Cisco's policies, subject to applicable law. Unless otherwise specified by Cisco, the only permissible methods to exercise your assumed Acano Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Acano Option(s) remain the same as set forth in the Option Agreement(s) and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except (i) no assumed Acano Option(s) may be "early exercised" (i.e., an assumed Acano Option(s) may be exercised for shares of Cisco common stock only to the extent the assumed Acano Option(s) is vested at the time of exercise pursuant to the applicable vesting schedule), and (ii) as expressly modified by this Agreement (including the Country-Specific Addendum), the Acquisition Agreement or otherwise in connection with the Acquisition. Upon termination of your employment with Cisco or any present or future Cisco parent, subsidiary or affiliate, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) and/or the Plan for your assumed Acano Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Acano Option(s) will expire and NOT be exercisable for Cisco common stock. For the avoidance of doubt, for purposes of the Acano Option(s), the date of termination shall be deemed the date you cease actively providing services and shall not be extended by any notice period mandated under contract or local law, unless Cisco in its exclusive discretion determines otherwise.
To exercise your assumed Acano Option(s), you must utilize one of Cisco's preferred brokers, the Charles Schwab Corporation (telephone number is or Morgan Stanley Smith Barney (telephone number is .
Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and the right of Cisco or its parent, subsidiary or affiliate, which rights are expressly reserved, to terminate your employment at any time for any reason, whether or not in breach of local labor laws. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plans under which such options are granted, and such terms may be different from the terms of your assumed Acano Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.
The following are additional terms and conditions of your assumed Acano Options:
Tax-Related Items.
Prior to exercise of the assumed Acano Option(s) (or conversion/acceleration of vesting of the assumed Acano Option(s) if the conversion/acceleration is a taxable event in your country or any other taxable event in relation to the Acano Option(s)), and only if applicable, you authorize Cisco and/or your Employer, or their respective agents, at their discretion to satisfy any obligations for Option Tax Liability, including income tax, payroll tax, social contributions, or any other tax-related withholding ("Tax-Related Items") in relation to your assumed Acano Option(s) by one or a combination of the following: (1) withholding all applicable Tax-Related Items from your wages or other cash compensation paid to you by Cisco and/or the Employer; (2) withholding from proceeds of the sale of the Shares acquired upon exercise of the Acano Option(s) either through a voluntary sale (specifically including where the Acano Option(s) is/are exercised in accordance with a cashless exercise program with a Cisco-designated broker) or through a mandatory sale arranged by Cisco (on your behalf, pursuant to this authorization); (3) withholding of Shares that would otherwise be issued upon exercise of the Acano Option(s) or (4) requiring you to satisfy the liability for Tax-Related Items by means of any other arrangement approved by Cisco. If the obligation for Tax-Related Items is satisfied by withholding of Shares, for tax purposes you are deemed to have been issued the full number of Shares subject to the exercise of the Acano Option(s), notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. To avoid financial accounting charges under applicable accounting guidance, Cisco may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or may take any other action required to avoid financial accounting charges under applicable accounting guidance. Finally, you must pay to Cisco or the Employer any amount of Tax-Related Items that Cisco or the Employer may be required to withhold or account for as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Cisco may refuse to honor the exercise, refuse to convert your assumed Acano Option(s) and/or refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this Paragraph.

Regardless of any action Cisco or the Employer takes with respect to any or all Tax-Related Items, you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by Cisco or the Employer. You further acknowledge that Cisco and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Acano Option(s), including the grant, vesting, conversion into options over Cisco Shares or exercise of the Acano Option(s), any acceleration of vesting, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the conversion of Acano Option(s) into options over Cisco Shares, any acceleration of vesting or any aspect of the Acano Option(s) to reduce or eliminate your liability for Tax-Related Items or achieve a particular tax result. Further, if you become subject to taxation in more than one jurisdiction between the grant date and the date of any relevant taxable event, you acknowledge that Cisco and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Data Privacy.
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal information as described in this Agreement by and among, as applicable, the Employer, and Cisco and its parent, subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that Cisco and the Employer hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (or other social or national identification number), salary, nationality, job title, residency status, any Shares or directorships held in Cisco, details of all assumed Acano Option(s) or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding ("Data"), for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data may be transferred to Cisco or any of its parent, subsidiaries or affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area, and that the recipient's country (e.g., the United States) may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the assumed Acano Option(s) under the Plan or with whom Shares acquired pursuant to the exercise of the assumed Acano Option(s) or cash from the sale of Shares may be deposited. Furthermore, you acknowledge and understand that the transfer of such Data to Cisco or any of its parent, subsidiaries or affiliates, or any third parties is necessary for your participation in the Plan.
You further acknowledge that refusal or withdrawal of the consent herein may affect your ability to realize benefits from the assumed Acano Option(s) and your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
No Entitlement or Claims for Compensation.
By accepting this Agreement, you hereby acknowledge and agree as follows:
(a) Your rights, if any, in respect of or in connection with the assumed Acano Options or any other stock award are derived solely from the discretionary decision of Cisco to permit you to benefit from a discretionary award. The Plan may be amended, suspended or terminated by Cisco at any time, unless otherwise provided in the Plan and this Agreement or the Option Agreement(s). By exercising the assumed Acano Option, you expressly acknowledge that there is no obligation on the part of Cisco to continue the Plan and/or grant any additional stock awards or benefits in lieu of options or any other stock awards even if Acano Options have been granted repeatedly in the past. All decisions with respect to future option grants, if any, will be at the sole discretion of Cisco.
(b) The assumed Acano Options and the Shares subject to the assumed Acano Options are not intended to replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for Acano, the Employer or Cisco or its parent, subsidiaries or affiliates. The value of the assumed

Acano Options and the Shares subject to the Acano Options are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to Acano, the Employer or Cisco or its parent, subsidiaries or affiliates and which are outside the scope of your written employment agreement (if any).
(c) You acknowledge that you are voluntarily participating in the Plan.
(d) Neither the Plan nor the assumed Acano Options or any other stock award granted under the Plan shall be deemed to give you a right to remain an employee, consultant or director of Cisco, its parent, subsidiaries or affiliates. The Employer reserves the right to terminate your service at any time, with or without cause, and for any reason, subject to applicable laws, Cisco's Articles of Incorporation and Bylaws and a written employment agreement (if any).
(e) Your participation in the Plan will not be interpreted to form an employment contract or relationship with the Employer or Cisco or its parent, subsidiaries or affiliates.
(f) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If you exercise the assumed Acano Options and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the exercise price. You understand that neither the Employer, nor Cisco or its parent, subsidiaries or affiliates is responsible for any foreign exchange fluctuation between the Employer's local currency and the United States Dollar (or the selection by Cisco or the Employer in its sole discretion of an applicable foreign currency exchange rate) that may affect the value of the assumed Acano Options or Shares received (or the calculation of income or any taxes, social contributions, or other charges thereunder).
(g) In consideration of the conversion of the assumed Acano Options, no claim or entitlement to compensation or damages shall arise from forfeiture of the Acano Options resulting from termination of your service by Cisco or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release Cisco and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.
(h) In the event of your termination of service, your right to receive additional options or to vest in the assumed Acano Options will end as of the date you are no longer an employee actively providing services and will not be extended by any notice period mandated under contract or local law.
(i) You agree that Cisco may require the Acano Options assumed and converted hereunder to be exercised with, and the Shares held by, a broker designated by Cisco.
(j) You agree that your rights to acquire Shares or proceeds from the sale of Shares hereunder (if any) shall be subject to set-off by Cisco for any valid debts that you owe to Cisco.
(k) The Acano Options and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
(l) Cisco and the Employer are not providing any tax, legal or financial advice, nor are Cisco and the Employer making any recommendations regarding your participation in the Plan, or your acquisition or sale of Cisco Shares; you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
You hereby acknowledge and agree as follows: (a) the conversion and adjustment of your assumed Acano Option(s) and/or acceleration of vesting of your assumed Acano Option(s) to awards over Cisco Shares may have adverse tax and social insurance contribution consequences, including but not limited to any loss of tax and social insurance qualified status and the inability to obtain a tax or social insurance refund for taxes or contributions already paid on such assumed Acano Option(s), and that Acano, Cisco and your Employer do not take any responsibility or liability with respect to the loss of tax and social insurance qualified status of your assumed Acano Option(s); (b) you received information regarding the adjustment and conversion of your Acano Option(s); and (c) you acknowledge that exercise and vesting of your Acano Option(s) is contingent upon compliance with applicable local laws; in particular, if allowing you to exercise or receive assumed Acano Option(s) would not be compliant with applicable foreign securities laws, you will not be permitted to purchase or receive Shares under this Agreement.
You acknowledge that if you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will take precedence. Cisco may, in its sole discretion, decide to deliver any documents related to the assumed Acano Option(s) and this Agreement by electronic means or to request your consent to participate in the

Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by Cisco or a third party designated by Cisco.
Cisco reserves the right to impose other requirements on your participation in the Plan, on the exercise of the assumed Acano Options and on any Shares acquired under the Plan, to the extent Cisco determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, you acknowledge that the laws of the country in which you are residing or working at the time of vesting or exercise of the assumed Acano Options, while you hold Options and/or Shares, or at the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject you to additional procedural or regulatory requirements that you are and will be solely responsible for and must fulfill. Such additional requirements may be outlined in but are not limited to the Country-Specific Addendum attached hereto, which forms part of the Agreement. At all times you are responsible for understanding and following Cisco's policies with respect to insider trading, as well as any insider trading restrictions imposed by local law. Notwithstanding any provision herein to the contrary, the Acano Options and any Shares shall be subject to any special terms and conditions or disclosures for your country as set forth in any attached Country-Specific Addendum, which forms part the Agreement.
Until Cisco's Stock Administration Department is in receipt of your understanding and acceptance of this Agreement (which can be accomplished electronically by following the instructions under the heading of Acknowledgment below) and furthermore until the date you become an employee of Cisco or one of its subsidiaries, or alternatively, if Cisco elects to operate Acano as a separate subsidiary, your Cisco account will not be activated and your assumed Acano Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Acano Option(s), please contact at ( ) .

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
General Counsel

ACKNOWLEDGMENT
[Field: Full Name] acknowledges that clicking on the I Agree button constitutes acceptance and agreement to be bound by the terms of this Agreement, as well as understanding and agreement that all rights and liabilities with respect to the assumed Acano Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Acano Option(s), the Plan and this Non-U.S. Stock Option Assumption Agreement.

ATTACHMENTS
Exhibit A - Form S-8 Prospectus